D-Wave Launches Gate-Model Simulator Beta Program, Advancing Error-Aware Programming Capabilities
Leading commercial and research organizations gain early access to technology designed to deliver efficient quantum error correction
PALO ALTO, Calif. — Oct. 1, 2026 — D-Wave Quantum Inc. (NASDAQ: QBTS) (“D-Wave” or the “Company”), the only dual-platform quantum computing company providing both annealing and gate-model systems, software and services, today launched its gate-model quantum computing simulator beta program, marking an important milestone in D-Wave’s gate-model development roadmap.

The beta program offers select customers early access to the simulator in advance of its general availability to experiment with error-aware programming and develop quantum applications in preparation for D-Wave’s forthcoming gate-model systems. The simulator is built around D-Wave’s dual-rail superconducting gate-model technology, which is designed to harness error detection to deliver efficient quantum error correction with significantly lower hardware overhead as systems scale. Participants in the simulator beta program include commercial and research organizations: BBVA, FirstQFM, Florida Atlantic University (FAU) and the Jülich Supercomputing Centre (JSC).

“Quantum error correction is a defining challenge in the race to commercially useful gate-model quantum computing,” said Dr. Alan Baratz, CEO of D-Wave. “By giving leading organizations early access to our simulator, we’re enabling them to explore a fundamentally more efficient approach to fault tolerance and the applications we expect it will unlock. The beta program marks a major step in the rapid execution of our roadmap and reinforces D-Wave’s leadership in advancing fault-tolerant gate-model quantum computing.”

A foundational element of the dual-rail architecture underpinning D-Wave’s simulator was recently validated in peer-reviewed research published in Nature. The research demonstrated a fast, high-fidelity two-qubit entangling gate that preserves the architecture’s inherent error-detection advantages. Beta customers will be able to explore this differentiated approach through the simulator, accessed via D-Wave’s Leap™ quantum cloud service and Ocean™ SDK. D-Wave also plans to offer flexible development bundles that combine access to the simulator and future gate-model systems with expert guidance to streamline onboarding and support research and development.

What beta customers are saying about D-Wave’s gate-model simulator:
“Quantum computing could open new approaches to some of the financial services industry’s most complex computational challenges,” said Escolástico Sánchez Martínez, quantum principal manager at BBVA. “Through D-Wave’s beta program, we look forward to exploring how its error-aware simulator and forthcoming dual-rail gate-model systems could support applications such as portfolio optimization, fraud detection and derivatives valuation.”

“Error detection creates an opportunity to recover useful information that might otherwise be discarded,” said Vish Ramakrishnan, CEO of FirstQFM. “Through D-Wave’s beta program, we plan to apply our proprietary foundation models for quantum computing to explore how detected errors, mid-circuit error signals and real-time control can be used to improve the quality and reliability of quantum computations, while preparing these techniques for future testing on dual-rail gate-model hardware.”

“By beta testing quantum simulators early, D-Wave and FAU have given our students and faculty real, hands-on experience with the tools that will shape the industry,” said Robert Loredo, executive director of the FAU Center for Quantum Technologies. “This isn’t just about advancing research; it’s about preparing the people who will build and lead the quantum workforce of tomorrow.”

“Quantum machine learning models that perform well under ideal conditions may behave very differently when exposed to realistic hardware constraints,” said Dr. Arslan Munir, professor of electrical engineering and computer science at FAU. “D-Wave’s simulator will allow us to investigate how error-aware, qubit-efficient approaches could improve the robustness of quantum machine learning and help establish practical design guidelines for future gate-model quantum systems.”

“D-Wave’s simulator represents an important step forward in giving researchers practical tools to explore the potential of error-aware quantum computing,” said Dr. Kristel Michielsen, director of JSC. “We are excited to gain early access to this differentiated technology and contribute insights that can help advance the development of D-Wave’s future gate-model systems.”

To sign up for updates on D-Wave’s gate-model quantum computing simulator, systems and development bundles, visit https://explore.dwavequantum.com/simulator.

About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software and services. It is the world’s first commercial supplier of quantum computers, and the first and only to offer dual-platform quantum computing products and services, spanning both annealing and gate-model quantum computing technologies. D-Wave’s mission is to help customers realize the value of quantum today through enterprise-grade systems available on-premises and via its Leap™ quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations across commercial, government and research sectors trust D-Wave to address complex computational challenges using quantum computing. Learn more about realizing the value of quantum computing today and how D-Wave is shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.

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Media Contact:
Alex Daigle
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